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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                        State or other
                                                       Jurisdiction of
                                                        Incorporation
Name                                                   of Organization
----                                                   ---------------

British Trimmings Limited (1)                              England

Itatrim Limited (2)                                        England

MacCulloch & Wallis (London) Limited (2)                   England

Val-Mex, S.A. de C.V.                                      Mexico



Each Subsidiary does business under its own name.

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(1)  British Trimmings Limited was acquired by the Registrant on December 22,
     1993.

(2)  Subsidiary of British Trimmings Limited.